Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬3 (File No. 333-231070 and No. 333-230686), Form S-1 (File No. 333-231702), and Form S¬8 (File No. 333-208212 and No. 333-217424) of China Jo-Jo Drugstores, Inc. of our report dated July 1, 2019, relating to the consolidated financial statements which appears in this annual report on Form 10-K for the fiscal year ended March 31, 2019 filed with the Securities and Exchange Commission.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

July 1, 2019